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TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-A Owner Trust
Distribution Date of July 16, 2001 for the Collection Period June 1, 2001 through June 30, 2001

	Total		Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,503,500,000.00		$317,048,000.00	440,000,000.00	$440,000,000.00	$306,452,000.00
Receivables Pool Balance	$1,550,000,067.58
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			5.613%	5.380%	5.432%	5.580%
Final Scheduled Payment Date			January 15, 2002	December 15, 2003	March 15, 2005	September 17, 2007
Number of Contracts	97,350
Weighted Average Coupon	10.03%
Weighted Average Remaining Term	54.20	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,255,085,804.89		$68,633,804.89	$440,000,000.00	$440,000,000.00	$306,452,000.00
Receivables Pool Balance	$1,301,585,872.47
Securities Pool Factor	0.83477606		0.21647765	1.00000000	1.00000000	1.00000000
Number of Contracts	89,427
Weighted Average Coupon	10.05%
Weighted Average Remaining Term	49.57	months
Precompute and Simple Interest Advances	$3,594,454.94
Payahead Account Balance	$629,984.39
Supplemental Servicing Fee Received	$64,904.77
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,208,310,776.15		$21,858,776.15	$440,000,000.00	$440,000,000.00	$306,452,000.00
Receivables Pool Balance	$1,254,810,843.73
Securities Pool Factor	0.80366530		0.06894469	1.00000000	1.00000000	1.00000000
Number of Contracts	87,820
Weighted Average Coupon	10.05%
Weighted Average Remaining Term	48.66	months
Precompute and Simple Interest Advances	$3,479,226.15
Payahead Account Balance	$650,271.75
Supplemental Servicing Fee Received	$64,969.64
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Reserve Fund
Initial Deposit Amount						$3,875,000.00
Specified Reserve Fund Percentage						0.75%
Specified Reserve Fund Amount						$9,411,081.33
Specified Reserve Fund Percentage (if Condition i or ii met)						5.50%
Specified Reserve Fund Amount (if Condition i or ii met)						$66,457,092.69
Beginning Balance						$9,761,894.04
Total Withdraw						$0.00
Amount Available for Deposit to the Reserve Fund						$3,660,949.60

Reserve Fund Balance Prior to Release						$13,422,843.64
Reserve Fund Required Amount						$9,411,081.33
Reserve Fund Release to Seller						$4,011,762.31

Ending Reserve Fund Balance						$9,411,081.33

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount
Liquidated Contracts	50
Gross Principal Balance of Liquidated Receivables		$750,501.81
Net Liquidation Proceeds Received During the Collection Period		($453,650.86)
Recoveries on Previously Liquidated Contracts		($3,623.19)

Aggregate Credit Losses for the Collection Period		$293,227.76

Cumulative Credit Losses for all Periods	186	$944,194.86

Repossessed in Current Period	88
Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:		Annualized Average Charge-Off Rate
Second Preceding Collection Period		0.16%
First Preceding Collection Period		0.29%
Current Collection Period		0.28%

Condition (i) (Charge-off Rate)
Three Month Average		0.24%
Charge-off Rate Indicator (> 1.25%)		condition not met

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Delinquent and Repossessed Contracts

	Percent		Contracts	Percent Amount
31-60 Days Delinquent	1.30%	1,142	1.38%	$17,354,624.14
61-90 Days Delinquent	0.17%	150	0.18%	$2,315,150.84
Over 90 Days Delinquent	0.16%	141	0.18%	$2,300,461.06

Total Delinquencies		1,433		$21,970,236.04

Repossessed Vehicle Inventory		141*
* Included with delinquencies above
Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period				0.22%
First Preceding Collection Period				0.27%
Current Collection Period				0.33%
Condition (ii) (Delinquency Percentage)
Three Month Average				0.27%
Delinquency Percentage Indicator (> 1.25%)			condition not met

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TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-A Owner Trust
Distribution Date of July 16, 2001 for the Collection Period June 8, 2001 through June 30, 2001

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Collections
Principal Payments Received	$46,024,526.93
Interest Payments Received	$10,895,485.98
Net Precomputed Payahead Amount	($20,287.36)
Aggregate Net Liquidation Proceeds Received	$457,274.05
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$57,356,999.60
Net Simple Interest Advance Amount	($127,916.65)
Net Precomputed Advance Amount	$12,687.86

Total Available Amount	$57,241,770.81
Amounts Due
Servicing Fee	$1,084,654.89
Accrued and Unpaid Interest	$5,721,137.58
Principal	$46,775,028.74
Reserve Fund	$3,660,949.60

Total Amount Due	$57,241,770.81
Actual Distributions
Servicing Fee	$1,084,654.89
Interest	$5,721,137.58	$331,735.78	$1,972,666.67	$1,991,733.33	$1,425,001.80
Principal	$46,775,028.74	$46,775,028.74	$0.00	$0.00	$0.00
Reserve Fund	$3,660,949.60

Total Amount Distributed	$57,241,770.81	$47,106,764.52	$1,972,666.67	$1,991,733.33	$1,425,001.80

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$1,272,847.46
Prepayments in Full	76 contracts	$824,596.30
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$2,599,573.03
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$12,687.86
Payahead Account—Payments Applied		$0.00
Payahead Account—Additional Payaheads		$20,287.36
Simple Interest Contracts
Collected Principal		$23,374,578.64
Prepayments in Full	1481 contracts	$20,552,504.53
Collected Interest		$10,393,356.71
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$127,916.65
Advances—Current Advance Amount		$0.00

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables2001-A Owner Trust
Distribution Date of July 16, 2001 for the Collection Period of June 1 through June 30, 2001

	Class A3	Class A4
	Balance	Balance
Note Rates for July 16, 2001 Payment Date
One Month LIBOR	3.98000%	3.98000%
Spread	0.08000%	0.11000%

Note Rates:	4.06000%	4.09000%
Number of Days in Interest Period (Days)	31	31
Interest Payments
Interest Calculation for Current Interest Period	1,538,288.89	1,079,306.92
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)	1,991,733.33	1,425,001.80
Paid to Swap Counterparty (Swap Payments Outgoing)	1,991,733.33	1,425,001.80
Proration % 0.00%
Interest Due to Noteholders (Swap Payments Incoming)	1,538,288.89	1,079,306.92
Interest Payment to Noteholders (Swap Payments Incoming)	1,538,288.89	1,079,306.92
Net Swap Payment due to / (received by) Swap Counterparty	(453,444.44)	(345,694.88)
Principal Payments
Principal Payment due to Investors	—	—
Ending Notional Balance	440,000,000.00	306,452,000.00
Swap Termination Payment	N/A	N/A
Note Rates for August 15, 2001 Payment Date
One Month LIBOR	TBD	TBD
Spread	0.08000%	0.11000%
Note Rates:	TBD	TBD

Number of Days in Interest Period (Days)	30	30

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ ANGELA BROWN Angela Brown, ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report—Toyota Auto Receivables 2001-A Owner Trust Distribution Date of July 16, 2001 for the Collection Period June 1, 2001 through June 30, 2001
TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report—Toyota Auto Receivables 2001-A Owner Trust Distribution Date of July 16, 2001 for the Collection Period June 8, 2001 through June 30, 2001
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables2001-A Owner Trust Distribution Date of July 16, 2001 for the Collection Period of June 1 through June 30, 2001